                                                                      Exhibit 12


                                                                                                            THREE MONTHS
                                                        (all amounts in dollars, except ratios)                ENDED
                                                                YEAR ENDED DECEMBER 31,                     MARCH 31, 1999
                                          ---------------------------------------------------------------   ------------
                                               1994         1995         1996         1997         1998
Income (loss) from Continuing Operations
before provision for income taxes             (3,311)      (2,452)      (6,442)        (985)       4,541        4,423

Add:
  Interest on indebtedness and
   amortization of debt expenses                   0            0          755        1,052        5,829        2,021
                                              ------       ------       ------       ------       ------       ------

Income (loss) as Adjusted                     (3,311)      (2,452)      (5,687)          67       10,370        6,444
                                              ------       ------       ------       ------       ------       ------
Fixed Charges:
  Interest on indebtedness and
   amortization of debt expense                    0            0          755        1,052        5,829        2,021

  Capitalized interest                             0            0            0          150        1,987          162
                                              ------       ------       ------       ------       ------       ------

Total Fixed Charges                                0            0          755        1,202        7,766        2,183
                                              ------       ------       ------       ------       ------       ------

Ratio of Earnings to
  Fixed Charges                                  N/A          N/A          N/A          N/A        1.34x        2.95x

Coverage Deficiency                              N/A          N/A        6,442        1,135          N/A          N/A
                                              ======       ======       ======       ======       ======       ======